UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2015

Eason Education Kingdom Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52273

(Commission File Number)

88-0435998

(IRS Employer Identification No.)

Unit 19, 35/F., Tower 1

Millennium City 1, No. 388 Kwun Tong Road

Kwun Tong, Kowloon, Hong Kong

 (Address of principal executive offices)(Zip Code)

+852 2111 0810

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On October 8, 2015, Eason Education Kingdom Holdings, Inc., a Nevada corporation (the “Company”), closed an offering wherein it offered and sold an aggregate of 300,500,000 shares of common stock to 10 offerees, at a purchase price of $0.001 per share, for aggregate proceeds of $300,500.  200,000,000 of the 300,500,000 shares offered were purchased by the Company’s sole director, Chu Kin Hon, for aggregate proceeds of $200,000.

In making the offer and sale of the shares of common stock, the Company relied upon the exclusion from registration under the Securities Act of 1933, as amended (the “Securities Act”), afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act, as a transaction where the offering was made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., and where offering restrictions were implemented.  No finder’s fees or commissions were paid in connection with the offering.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
10.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eason Education Kingdom Holdings, Inc.
(Registrant)

Date: October 13, 2015	By:	/s/ Cheng Kin Ning, Kenny
	Name:	Cheng Kin Ning, Kenny
	Title:	Chief Financial Officer (principal financial officer and principal accounting officer)